UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2024

STRYVE FOODS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38785	87-1760117
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Post Office Box 864 Frisco, TX	75034
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 987-5130

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	SNAX	The Nasdaq Stock Market LLC
Warrants, each exercisable for Class A Common Stock	SNAXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02(b)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

New Executive Employment Agreements

On September 19, 2024, Stryve Foods, Inc. (the “Company” or “Stryve”) entered into new employment agreements (the “Employment Agreements”) with Christopher Boever, its Chief Executive Officer, and R. Alex Hawkins, its Chief Financial Officer.

The Employment Agreement with Mr. Boever (the “Boever Agreement”) replaces his existing employment agreement and provides that he will serve as the Company’s Chief Executive Officer. He will receive an initial annual base salary of $450,000 and be eligible to earn an annual target bonus of 100% of his base salary and participate in the Company’s Omnibus Incentive Plan (the “Plan”), subject to the Company’s ability to increase his compensation from time to time. The Boever Agreement further entitles Mr. Boever to four weeks of vacation, participation in Stryve’s other employee benefit plans and programs that are made available to employees of Stryve from time to time and reasonable and necessary relocation benefits in accordance with Stryve’s relocation policy.

The Boever Agreement provides that, if Mr. Boever’s employment with the Company and Stryve is terminated by the Company without “cause” or by Mr. Boever for “good reason,” then, subject to the terms and conditions of the Boever Agreement, including a general release of claims, Mr. Boever will receive base salary continuation and continued participation in certain health benefit plans for twelve (12) months, plus the product of twelve (12) months multiplied by 1/12 of his target bonus, payable in installments. If Mr. Boever’s qualifying termination without cause or for good reason occurs within 12 months following a “change of control,” then he will instead receive twenty-four (24) months of base salary plus the product of twenty-four (24) months multiplied by 1/12 of his target bonus, payable in installments. The Boever Agreement includes customary restrictive covenants.

The Employment Agreement with Mr. Hawkins (the “Hawkins Agreement”) replaces his existing employment agreement and provides that he will serve as the Company’s Chief Financial Officer. He will receive an initial annual base salary of $275,000 and be eligible to earn an annual target bonus of 100% of his base salary and participate in the Plan, subject to the Company’s ability to increase his compensation from time to time. The Hawkins Agreement further entitles Mr. Hawkins to four weeks of vacation, participation in Stryve’s other employee benefit plans and programs that are made available to employees of Stryve from time to time and reasonable and necessary relocation benefits in accordance with Stryve’s relocation policy.

The Hawkins Agreement provides that, if Mr. Hawkins’s employment with the Company and Stryve is terminated by the Company without “cause” or by Mr. Hawkins for “good reason,” then, subject to the terms and conditions of the Hawkins Agreement, including a general release of claims, Mr. Hawkins will receive base salary continuation and continued participation in certain health benefit plans for twelve (12) months, plus the product of twelve (12) months multiplied by 1/12 of his target bonus, payable in installments. If Mr. Hawkins’s qualifying termination without cause or for good reason occurs within 12 months following a “change of control,” then he will instead receive twenty-four (24) months of base salary plus the product of twenty-four (24) months multiplied by 1/12 of his target bonus, payable in installments. The Hawkins Agreement includes customary restrictive covenants.

The Employment Agreements define “cause” generally as (a) a willful failure to perform duties (other than a failure resulting from incapacity due to physical or mental illness); (b) fraud, gross negligence, recklessness, willful misconduct, or breach of fiduciary duty in the performance of duties; (c) an indictment or similar formal legal charge or a plea of guilty or nolo contendere to a misdemeanor involving fraud, embezzlement, theft, other financial dishonesty, or moral turpitude that brings financial harm or embarrassment, or a felony; (d) certain breaches of the Employment Agreement; (e) certain conduct violating any policy of the Company or any state law or federal law relating to prohibition on discrimination, retaliation, or unlawful harassment; or (f) the use of illegal drugs, substance abuse, or habitual insobriety that impacts the executive’s performance or brings financial harm or embarrassment to the Company. The Employment Agreements define “good reason” generally as (1) certain breaches of the Employment Agreement by the Company; (2) a material reduction in the base salary, subject to certain exceptions; or (3) any material diminution of the executive’s position with the Company. The Employment Agreements define a “change of control” generally in the same manner as the Plan.

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In connection with the entry into the new Employment Agreements, the Company cancelled the previously awarded performance shares made under the Plan to each of Mr. Boever (93,633 shares) and Mr. Hawkins (15,000 shares) and replaced them with an equal number of time-vesting restricted stock.

The foregoing descriptions of the terms of the Boever Agreement and the Hawkins Agreement are qualified in their entirety by reference to the applicable Employment Agreements, which are attached hereto as Exhibits 10.1 and 10.2 and incorporated by reference herein.

Director Resignation

On September 13, 2024, Gregory S. Christenson notified the Board of Directors (the “Board”) of the Company of his decision to resign as a member of the Company’s Board and Chairman of the Audit Committee, effective September 30, 2024. Mr. Christenson’s resignation was not the result of any material disagreement between the Company and Mr. Christenson on any matters relating to the Company’s policies or accounting practices and the Company thanks him for his years of service.

Item 9.01	Financial Statements and Exhibits.

10.1	Employment Agreement, dated as of September 19, by and among Stryve Foods, Inc., Stryve Foods, LLC and Christopher Boever.
10.2	Employment Agreement, dated as of September 19, by and among Stryve Foods, Inc., Stryve Foods, LLC and R. Alex Hawkins.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 19, 2024

STRYVE FOODS, INC.

By:	/s/ R. Alex Hawkins
Name:	R. Alex Hawkins
Title:	Chief Financial Officer

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